UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2017

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (888) 772-7560
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2017, Spark Therapeutics, Inc. (the “Company”), entered into a lease with Brandywine 3025 Market, LP, a Pennsylvania limited partnership (the “Landlord”) for approximately 107,669 rentable square feet (the “Lease”) in the building located at 3001-3025 Market Street, Philadelphia, Pennsylvania (the “Premises”).

The term of the Lease will commence on the earliest of: (i) the date on which the Company first conducts business on the Premises; (ii) substantial completion of certain leasehold improvements; and (iii) June 1, 2018 (the “Commencement Date”), and will expire on the 187-month anniversary of the Commencement Date (the “Initial Term”).

Following a seven-month abatement period, the Company will be obligated to pay base rent of between $17.50 per square foot and $35.00 per square foot per annum, in monthly installments, depending upon the nature of the space leased, and subject to certain annual base rent increases of 2.5%.

In addition, the Company is responsible under the Lease for customary annual costs and charges, including certain variable operating expenses, utilities, taxes and insurance, in monthly installments. The Lease also provides the Company a tenant improvement allowance of $6,697,034.70.

The Lease contains customary provisions allowing the Landlord to terminate the Lease for certain events of default, including if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.
Subject to certain conditions set forth in the Lease, the Company has a fixed option to lease the fourth floor of the Premises exercisable at any time prior to September 1, 2018. The Company also has a right of first offer to lease the fourth floor and certain space on the garden level of the Premises from September 1, 2018 through the end of the Initial Term; provided that, there are at least 36 months remaining in the term of the Lease, and subject to certain other conditions set forth in the Lease.

The Company has the option to enter into three consecutive renewal terms of 60 months each beyond the end of the Initial Term and the option to terminate one or more contiguous floors of the Premises after the 127-month anniversary of the Commencement Date; provided, that it gives at least 30 months’ and no less than 24 months’ prior written notice to Landlord depending on the amount of space the Company is then occupying, and subject to certain other conditions set forth in the Lease.

The foregoing description of the Lease does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Lease. The Company intends to file a copy of the Lease with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: November 27, 2017	By:	/s/ Joseph W. La Barge
Joseph W. La Barge Chief Legal Officer